Exhibit 10.1
AMENDMENT NO. 1
TO
THE NORTH AMERICAN COAL CORPORATION
VALUE APPRECIATION PLAN FOR YEARS 2000 TO 2009
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)
     The Compensation Committee of the Board of Directors of The North American Coal Corporation (the “Company”), hereby adopts this Amendment No. 1 to The North American Coal Corporation Value Appreciation Plan for Years 2000 to 2009 (As Amended and Restated as of January 1, 2005) (the “Plan”), effective as of January 1, 2006. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
Section 1
     Pursuant to the amendment and termination powers granted under Section 9 of the Plan, the Compensation Committee hereby permanently freezes the Plan, effective as of January 1, 2006. As a result, the Plan is hereby amended by adding the following new Section 1A thereto, immediately following Section 2 thereof, to read as follows:
     “1A. Benefit Freeze. Notwithstanding any provision of the Plan to the contrary, the Plan shall be frozen as of January 1, 2006. No additional employees shall become eligible to participate in the Plan after such date and no further Awards shall be granted or payable hereunder. In furtherance of, but without limiting the foregoing, (a) Awards that have previously been granted under the Plan (other than VAP Target Awards for 2006) shall continue to be subject to all terms of the Plan (including, without limitation, the vesting and payment provisions of Section 5.2) until such amounts have been distributed or forfeited in accordance with the terms of the Plan and (b) the Target VAP Awards for 2006 that were previously communicated to the Participants are void and of no further force or effect and Participants shall have no further rights with respect thereto.”
Section 2
     Section 8 of the Plan is hereby amended in its entirety to read as follows:
     “8. Calculation of Value Appreciation; Adjustments in VAP Amounts.
     “Notwithstanding any provision of the Plan to the contrary, no further Value Appreciation shall be calculated on or after January 1, 2006. In addition, a Participant’s VAP Account shall be frozen as of the date hereof, except for the addition of interest pursuant to Section 7 hereof and any adjustments for distributions or forfeitures under Section 5 hereof.”
Section 3
     Sections 9(a) and 9(b) of the Plan are each hereby amended by deleting the phrase “,without the consent of the Participant, affect the Participant’s rights in/the amount of any outstanding Award of such Participant” and replacing it with the phrase “,without the consent of the Participant, reduce the value of the Participant’s VAP account (except as otherwise permitted under the terms of the Plan).”